Exhibit 10.10
A. M. CASTLE & CO
2008 RESTRICTED STOCK, STOCK OPTION AND EQUITY COMPENSATION PLAN
(amended and restated as of March 5, 2009)
I. GENERAL
     1. Purpose. The A. M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan (the “2008 Plan”) has been established by A. M. Castle & Co. (“Castle”) to:
     (a) attract and retain key executive, managerial, supervisory and professional employees;
     (b) attract and align the interest of directors with the long term interests of Castle and stockholders;
     (c) motivate participating employees to put forth their maximum effort for the continued growth of Castle and Subsidiaries;
     (d) further identify Participants’ interests with those of Castle’s shareholders; and
     (e) provide incentive compensation opportunities which are competitive with those of other corporations in the same industries as Castle and its Subsidiaries;
and thereby promote the long-term financial interest of Castle and its Subsidiaries, including the growth in value of Castle’s equity and enhancement of long-term shareholder return.
     2. Effective Date. The 2008 Plan became effective upon the ratification by the holders of the majority of those shares present in person or by proxy at Castle’s 2008 annual meeting of its shareholders and was amended and restated as of March 5, 2009. The 2008 Plan shall be limited in duration to ten (10) years and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.
     3. Definitions. The following definitions are applicable to the 2008 Plan:
     “Board” means the Board of Directors of Castle.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Human Resources Committee and its Subcommittee, or such other committee as may be designated from time to time by the Board comprising of at least three (3) or more members of the Board who are considered “independent” and “disinterested persons” within the meaning of Item 401of Regulation S-K and Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     “Director” means an “independent” (as that term is defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934 and the New York Stock Exchange Listing Standard) member of Castle’s Board of Directors. All directors shall participate in the 2008 Plan as described in Part III.
     “Equity Performance Award” has the meaning ascribed to it in Part V.
     “Fair Market Value” of any Stock means, as of any date, the closing market composite price for such Stock as reported for the New York Stock Exchange-Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.
     “Participant” means any Director or employee of Castle or any Subsidiary who is selected by the Committee to participate in the 2008 Plan.

     “Related Company” means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of stock of Castle that are entitled to vote.
     “Restricted Period” has the meaning ascribed to it in Part IV.
     “Restricted Stock” has the meaning ascribed to it in Part IV.
     “Stock” means A. M. Castle & Co. common stock.
     “Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provision of Part II or Part III.
     “Subsidiary” means any corporation during any period in which fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Castle.
     4. Administration. The authority to manage and control the operation and administration of the 2008 Plan shall be vested in the Committee. Subject to the provisions of the 2008 Plan, the Committee will have authority to select employees to receive awards of Stock Options and Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards (including but not limited to the authority to provide that in the event of certain changes in the beneficial ownership of Castle’s Stock fully exercisable and/or vested), and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to Castle’s success, and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 2008 Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Plan, to determine the terms and provisions of any agreements made pursuant to the 2008 Plan and make all other determinations that may be necessary or advisable for the administration of the 2008 Plan. Any interpretation of the 2008 Plan by the Committee and any decision made by it under the 2008 Plan is final and binding on all persons.
     5. Participation. Subject to the terms and conditions of the 2008 Plan, the outside (non-employee) members of Castle’s Board of Directors shall participate in the 2008 Plan and the Committee shall determine and designate from time to time, the key executive, managerial, supervisory and professional employees of Castle and its Subsidiaries who will participate in the 2008 Plan. In the discretion of the Committee, an eligible employee may be awarded Stock Options, Restricted Stock or Equity Performance Awards, and more than one (1) award may be granted to a Participant. Except as otherwise agreed to by Castle and the Participant, any award(s) under the 2008 Plan shall not affect any previous award to the Participant under the 2008 Plan or any other Plan maintained by Castle or its Subsidiaries. The Committee may consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective benefits.
     6. Shares Subject to the 2008 Plan. The shares of Stock with respect to which awards may be made under the 2008 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph 10 of this Section I, the number of shares of Stock which may be issued with respect to awards under the 2008 Plan shall not exceed 2,000,000 shares in the aggregate. If, for any reason, any award under the 2008 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 2008 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to an eligible employee (including the holder of such former award) under the 2008 Plan.
     7. Compliance with Applicable Laws and Withholding Taxes. Notwithstanding any other provision of the 2008 Plan, Castle shall have no liability to issue any shares of Stock under the 2008 Plan unless such issuance would comply with all applicable laws and the applicable requirements of the Security Exchange

Commission (“SEC”), New York Stock Exchange, or similar entity. Prior to the issuance of any shares of Stock under the 2008 Plan, Castle may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares or Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All awards and payments under the 2008 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 2008 Plan.
     8. Transferability. Stock Options, Equity Performance Award and, during the period of restriction, Restricted Stock awarded under the 2008 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant.
     9. Employment and Shareholder Status. The 2008 Plan does not constitute a contract of employment and selection as a Participant does not give any employee the right to be retained in the employ of Castle or any Subsidiary. No award under the 2008 Plan shall confer upon the holder thereof any right as a shareholder of Castle prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph 7 above, certificates representing such shares may bear a legend referring to such restrictions.
     10. Adjustments to Number of Shares Subject to the 2008 Plan. In the event of any change in the outstanding shares or Stock of Castle by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 2008 Plan, and the terms and the number of shares of any outstanding Stock Options or Restricted Stock shall be equitably adjusted by the Committee. Any such adjustment in any outstanding option shall be made without change in the aggregate option price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each share covered by such option as well as the adjustment in the number and kind of Stock Options mentioned above. Adjustments under this paragraph 10 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In no event shall the exercise price for a Stock Option be adjusted below the par value of such Stock, nor shall any fraction of a share be issued upon the exercise of an option.
     11. Agreement with Company. At any time of any awards under the 2008 Plan, the Committee will require a Participant to enter into an agreement with Castle in a form specified by the Committee, agreeing to the terms and conditions of the 2008 Plan and to such additional terms and conditions, not inconsistent with the 2008 Plan, as the Committee may, in its sole discretion, prescribe.
     12. Amendment and Termination of 2008 Plan. Subject to the following limitation of this paragraph 12, the Board may at any time amend, suspend, or terminate the 2008 Plan. No amendment of the 2008 Plan and, except as provided in paragraph 10 above, no action by the Board or the Committee shall, without further approval of the shareholders of Castle, increase the total number of shares of Stock with respect to which awards may be made under the 2008 Plan or materially amend the Plan. No amendment, suspension, or termination of the 2008 Plan shall alter or impair any Stock Option or Restricted Stock previously awarded under the 2008 Plan without the consent of the holder thereof.
II. INCENTIVE STOCK OPTIONS
     1. Definitions. The award of an Incentive Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section II.

     2. Eligibility. The Committee shall designate the Participants to whom Incentive Stock Options, as described in Section 422(b) of the Code or any successor section thereto, are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded and taking options into account in the order granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all Plans of Castle and all Related Companies) exceed One Hundred Thousand Dollars ($100,000).
     3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee provided, however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value for the ten (10) days preceding the date on which the option is granted (one hundred ten percent (110%) of Fair Market Value with respect to Participants who at the time of the award are deemed to own at lest ten percent (10%) of the voting power of Castle); or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of such share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the date of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Stock Options to a Participant, or thereafter, permit Incentive Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.
     4. Exercise. The Committee may impose such rules relating to the time and manner in which Incentive Stock Options may be exercised as the Committee deems appropriate; provided, however, that no Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes one continuous year of employment with Castle or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option.
     5. Option Expiration Date. The “Expiration Date” with respect to an Incentive Stock Option on any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:
     (a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (five (5) years with respect to Participants who at the time of the award are deemed to own at least ten percent (10%) of the voting power of Castle);
     (b) the date, if any, on which the Participant’s continuous employment with Castle and all Related Companies terminates, except in the case of retirement under Castle’s retirement Plan or disability, the third anniversary of the date of such retirement or disability; or
     (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.
All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option’s Expiration Date.
III. NON-QUALIFIED STOCK OPTIONS
     1. Definition. The award of a Non-Qualified Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section III.
     2. Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them. Each Director who is a member of Castle’s Board of Directors on the date of Castle’s annual shareholders meeting in 2008, and each anniversary thereof (or if such date is not a business day, the first business day thereafter) shall on such date be granted an option to purchase 5,000 shares, or such other amount of shares not to exceed 10,000, as the Committee may determine, no later than January 31st of that year.
     3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value for the ten (10) days preceding the date on which the option is granted of a share of Stock of the date the option is granted; or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and; as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Non-Qualified Stock Options permit Non-Qualified Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements. Upon the exercise of an option or part thereof, the full option price of the Stock purchased pursuant to the exercise of a stock option together with any required state or federal withholding taxes shall be paid in the form of: (a) cash, certified check, bank draft or postal or express money order made payable to the order of Castle; or (b) Common Stock at the Fair Market Value.
     4. Exercise. The Committee may impose such rules relating to the time and manner in which Non-Qualified Stock Options may be exercised as the Committee deems provided, however, that no Non-Qualified Stock Option may be exercised by a Participant (a) prior to the date on which the Participant completes one (l) continuous year of employment with Castle or any Related Company after the date of the award thereof, or in the case of a director, on the first anniversary of the date of the award; or (b) after the Expiration Date applicable to that option.
     5. Option Expiration Date. The “Expiration Date” with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:
     (a) the date that is ten (10) years after the date on which the Non-Qualified Option is awarded;
     (b) the date, if any, on which the Participant’s continuous employment with Castle and all Related Companies terminates, except in the case of retirement under Castle’s retirement Plan or disability, the third anniversary of the date of such retirement or disability.
     (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.
     (d) in the case of a Director, the date the Director resigns from the Board of Directors, or in the event the Director retires, at or after attaining Board of Directors retirement age, or becomes disabled, the third anniversary of such retirement or disability.
All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option’s Expiration Date.
IV. RESTRICTED STOCK
     1. Definition. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee, subject to the following terms of this Section IV.
     2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be awarded under the number of shares of Stock that are subject to the award

     3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph 11 of Section I.
     (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period determined by the Committee after the time of the award of such stock (the “Restricted Period”). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.
     (b) The Committee may, in its discretion, at any time after the date of the award of Restricted Stock adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.
     (c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with Castle and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.
     (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 2008 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend;
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the A. M. Castle & Co. 2008 Restricted Stock and Stock Option Plan and an agreement entered into between the registered owner and A. M. Castle & Co. A copy of such Plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131.”
     (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).
V. EQUITY PERFORMANCE AWARDS
     1. Definition. Equity Performance Awards (“P-Awards”) are grants of Stock Appreciation Rights (SAR), phantom stock, stock and cash, the vesting of which is subject to a required period of employment, the attainment of certain designated measures of Company or personal performance objectives and any other conditions established by the Committee, subject to the following terms of this Section V.
     2. Eligibility. The Committee shall designate the Participants to whom P-Awards are to be awarded and the number of shares of Stock that underlay or are contingent on the P-Awards and any stock delivered pursuant thereto.
     3. Terms and Conditions of Awards. All Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph 11 of Section I.
     (a) Equity Performance Awards (“P-Awards”) shall have performance measures designated by the Committee based in whole or part among any or a combination of the following: gross profit on sales, material gross profit (gross profit on material portion of sales), DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, share price (including, but not limited to, total shareholder return, relative total shareholder return and other measures of shareholder value creation), return on equity, return on investments, and asset management, and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in Castle’s earnings. Performance objectives need not be the same for all participants, and may be established for Castle as a whole or for its various groups, divisions, subsidiaries and affiliates. The Committee at the time of establishing performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met.
     (b) The period for performance for P-Awards may not be less than three (3) years, subject to acceleration upon a change of control.
     (c) P-Awards to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered.
     (d) The Committee may, in its discretion, at any time after the date of the P-Award adjust the length of the designated period a Participant must hold any stock delivered in accordance with the vesting of an award to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of such period be less than one (1) year.
     (e) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with Castle and all Related Companies terminates prior to the end of any vesting period or fails to achieve the performance objective for any reason shall forfeit all P-Awards remaining subject to any non-vested/unattained performance objectives.
Upon attainment of the designated performance measures the P-Award will fully vest and not be forfeited. Payment will be made in cash, stock or other equity based property or any combination thereof